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                       [LETTERHEAD OF THE TIMKEN COMPANY]

                                                                     EXHIBIT 5.1

                                 April 15, 2002

The Timken Company
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798

           Re:  Issuance of up to 3,000,000 Shares of Common Stock,
                No Par Value, as Contributions to The Timken Company Collective Investment Trust for Retirement Trusts

Gentlemen:

           I am the General Counsel of The Timken Company, an Ohio corporation (the "COMPANY"), and, as such, I have acted as counsel for the Company in connection with the issuance of up to 3,000,000 shares of Common Stock, no par value (the "SHARES"), issuable in partial payment of the Company's plan years 2002 and 2003 contributions to the Company's Collective Investment Trust for Retirement Trusts (the "TRUST"), which Shares are being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with the Securities and Exchange Commission in a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT").

           I have examined such documents, records and matters of laws as I have deemed necessary for purposes of this opinion, and based thereupon I am of the opinion that the Shares have been duly authorized and, when delivered to the Trust for the account of its several retirement plans in accordance with the authorization of the Board of Directors of the Company on April 16, 2002, will be validly issued, fully paid and nonassessable.

           I hereby consent to being named under the caption "Validity of the Common Stock" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement to effect registration of the Shares to be offered by the Trust on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                                      Very truly yours,



                                      /s/ William R. Burkhart
                                      -----------------------------
                                      William R. Burkhart
                                      Senior Vice President and General Counsel